CONSULTING AGREEMENT

        This Consulting Agreement for the exchange of consulting services for fees is by and between Twin Faces East Entertainment Corporation (TFAC), a Nevada Corporation located at 94 Arthur Hills Court, Henderson, NV. 89074, and Frank McEnulty (Frank), an individual, located at 17383 Sunset Blvd. Suite A-450, Pacific Palisades, CA 90272, collectively referred to as "The Parties".

        WHEREAS, TFAC is a developer of intellectual and entertainment properties, and

        WHEREAS, Frank has various connections and networking contacts in the corporate finance business and has been asked to go outside his usual duties associated with TFAC's business, and thereby is entitled to additional consideration,

        NOW, THEREFORE, in consideration of the mutual covenants provided herein, The Parties agree as follows:

        Frank shall provide services to TFAC on an as requested basis and in any capacity as requested by TFAC for securing financing for the maintenance of the business,

        TFAC shall compensate Frank for these services as follows:

  Reimbursement for office space required to operate 3 months at one thousand dollars ($1,000) per month for a total of $3,000, and

  Twenty Two Thousand Dollars ($22,000) in fees payable the earlier of August 1, 2003 or the Company's receipt of funding in the amount of $1 million or greater, and

  Forty thousand shares of restricted (rule 144) company stock to be issued in the name of Frank McEnulty.

        The term of this Agreement is for the year 2003 at which time all obligations under this agreement shall cease.

        IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

        /S/Michael Smolanoff                                                                                                     June 30, 2003

        Michael Smolanoff, President                                                                                             Date

        Twin Faces East Entertainment Corporation

        /S/Frank McEnulty                                                                                                         June 30, 2003

        Frank McEnulty, an individual                                                                                            Date